Exhibit 10.2

PROMISSORY NOTE

Minneapolis, Minnesota
$1,412,545.10	Effective as of: January 31, 2005

FOR VALUE RECEIVED, Ciprico Inc. (“Borrower”), a Delaware corporation, promises to pay to Huge Systems, Inc. (“Holder”), at such place as the Holder may designate by written notice to Borrower, in lawful money of the United States, the principal sum of $1,412,545.10.

Payment of Principal

On March 31, 2005 (the “Maturity Date”), Borrower shall repay the entire unpaid principal balance of this Note.

No Prepayment

This Note may not be prepaid in whole or in part from time to time prior to the Maturity Date.

Default; Remedy

Upon the occurrence of a Payment Default (as defined below), the outstanding unpaid principal balance of the Note shall automatically become immediately due and payable.  In addition, from and after any Payment Default, the unpaid principal amount of this Note shall accrue interest at a rate equal to five percent (5%) per annum commencing on the date of such Payment Default through and including the date payment is made in full.

A “Payment Default” shall occur if the Borrower fails to make any payment to Holder under this Note when due.

“Business Day” means any day except Saturday or Sunday or any other day on which commercial banks in the city of Minneapolis, Minnesota are authorized or required by law to close.

Application of Payments

Any payment hereunder shall be applied first to costs of collection, if any, then to the payment of accrued interest, if any, and then to the reduction of principal.

Manner of Payments; Debits

Payments of principal of this Note shall be made not later than 5:00 p.m., Central Standard Time or Central Daylight Time, as applicable, on the due date time therefor.  Whenever any payment to be made hereunder is due on a day which is not a Business Day (as defined above), such payment shall be made on the next succeeding Business Day.

Costs of Collection

The Borrower hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorney’s fees and legal expenses, incurred by the Holder in endeavoring to collect any amount payable hereunder which are not paid when due, whether by declaration or otherwise.

Assignment

Holder may assign this Note, in whole or in part, to any of its stockholders, provided that Holder shall provide the Borrower with notice of such assignments and the portion of the principal amount assigned to each stockholder as of the Maturity Date.

Governing Law; Jurisdiction

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

ANY JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING HERETO, MUST BE BROUGHT AT A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MINNESOTA, COUNTY OF HENNEPIN AND CITY OF MINNEAPOLIS.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

CIPRICO INC.

By:	/s/ James Hansen
Name: James Hansen
Title: Chief Executive Officer